Exhibit 21

Subsidiaries of Technical Olympic USA, Inc.

Name	Jurisdiction	Doing Business as Names

TOUSA Homes, Inc.	Florida	Engle Homes
D.S. Ware Homes
D.S. Ware Homes of Florida
Engle Homes Orlando
Engle Homes Southwest Florida
Engle Homes South Florida
Engle Homes Pembroke
Engle Homes Palm Beach

TOUSA Associates Services Company	Delaware

Pacific United Development Corp.	Nevada

The Adler Companies, Inc.	Florida	Stratford Estates at Windsor Palms
Vanderbilt Estates
Newmark Home Corporation	Nevada

Universal Land Title, Inc.	Florida

Universal Land Title of Colorado, Inc.	Colorado

Universal Land Title Agency, Inc.	Arizona

The Century Title Florida Agency, Ltd.	Florida

Universal Land Title of the Palm Beaches, Ltd.	Florida

Professional Advantage Title, Ltd.	Florida

Universal Land Title of Virginia, Inc.	Virginia

Universal Land Title Investment #1, LLC	Florida

Universal Land Title Investment #2, LLC	Florida

Universal Land Title Investment #3, LLC	Florida

Universal Land Title Investment #4, LLC	Florida

Universal Land Title of Texas, Inc.	Texas

Alliance Insurance and Information Services, LLC	Florida

Universal Land Title of South Florida, Ltd.	Florida

Prestige Abstract & Title, LLC	Florida

Engle Homes/Virginia, Inc.	Florida

Name	Jurisdiction	Doing Business as Names

Engle Homes Reinsurance Limited	Turks and Caicos Islands

Engle Homes/Broward, Inc.	Florida

Preferred Builders Realty, Inc.	Florida

Pembroke Falls Realty, Inc.	Florida

Engle Homes Financing, Inc.	Delaware

Engle Homes Delaware, Inc.	Delaware

Engle Homes/Colorado, Inc.	Florida

McKay Landing, LLC	Colorado

Engle/James LLC	Colorado

Engle Homes/Arizona, Inc.	Florida

Engle Homes/Arizona Construction, Inc.	Arizona

Preferred Home Mortgage Company	Florida

NMH Investments, Inc.	Nevada

TM Investments, LLC	Texas

Technical Mortgage, L.P.	Texas

TOUSA Financing, Inc.	Delaware

TOUSA Shared Services LLC	Florida

PUDC, Inc.	Nevada

Pacific United, L.P.	Texas

ADRO Const., Inc.	Florida

Adler Realty Co.	Florida

TAP Acquisition Company	Florida

Newmark Finance Corporation	Texas

Newmark Finance Affiliate, Ltd.	Texas

NHC Homes, Inc.	Nevada

Newmark Homes, L.P.	Texas	Newmark Homes Fedrick, Harris Estate Homes Marksman Homes

WPines Developers, LLC	Texas

Woodland Pines, L.P.	Texas

Newmark Homes Business Trust	Delaware

Newmark Homes Purchasing, L.P.	Texas

SPV Developers, LLC	Texas

Spring Park Village, L.P.	Texas

SOT Developers, LLC	Texas

Silver Oak Trails, L.P.	Texas